SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                  FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


       Date of Report (Date earliest event reported) February 26, 1998

                          COMPUTER MARKETPLACE, Inc.
            (exact name of registrant as specified in its charter)


                                   DELAWARE
                (State or other jurisdiction of incorporation)


                              0-1473 33-0008870
        (Commission File Number) (IRS Employer Identification Number)


                1171 Railroad Street, Corona, California 91720
             (Address of principal executive offices) (Zip Code)



      Registrant's Telephone Number, Including Area Code:(909) 735-2120


         (Former name or former address, if changed since last report)

Item 5.Other Events.

      On February 26, 1998, Computer Marketplace, Inc. (the "Registrant") was advised by The Nasdaq Stock Market that it failed to meet the continued listing requirements of The Nasdaq SmallCap Market. Specifically, the Company failed to maintain either (i) $2,000,000 in net tangible assets, (ii) a market capitalization of $35,000,000 or (iii) net income of $500,000 (in 2 of the last 3 years).

      The Registrant is exploring various alternatives which would satisfy The Nasdaq SmallCap Market continued listing requirements. There is, however, no assurance that the Company will be successful in satisfying such requirements. Failure to meet the requirements will result in the Company's securities being traded on the NASD OTC Bulletin Board. As a result, the price of, and the volume of trading in, the Company's securities may be negatively effected.

      On March 6, 1997, the Registrant entered into an arrangement with Meridian Technology Leasing Services ("Meridian"), pursuant to which the Registrant provided Meridian with an exclusive option to purchase from the Registrant its Medical Marketplace, Inc. subsidiary for a purchase price of $1,000.000 plus the payment of intercompany debt owed to the Registrant (approximately $600,000), subject to adjustment based upon changes in the Medical Marketplace balance sheet since December 31, 1997. The proposed transaction is subject to further negotiation, finalization of several terms and conditions, execution and delivery of a definitive agreement and the approval of the Registrant's stockholders.

Item 7Financial Statements, Pro Forma Financial Information and Exhibits


      (c)   Exhibits.

            (i) Letter from The Nasdaq SmallCap Market dated February 26, 1998.

                                  SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                              Computer Marketplace, Inc.



                              By:   /s/ L. Wayne Kiley
                                    L. Wayne Kiley
                                    President


Dated:   March 9, 1998

THE NASDAQ STOCK MARKET, INC.                               NASDAQ





VIA MAIL AND FACSIMILE

February 26, 1998


Mr. L. Wayne Kiley
President and CEO
Computer Marketplace, Inc.
1171 Railroad Street
Corona, CA  91720

Dear Mr. Kiley:

Our  records  indicate  that the Company is not in  compliance  with the new net tangible assets/market capitalization/net income requirement(s), pursuant to NASD Marketplace Rule(s) 4310(c)(02), which became effective on February 23, 1998.1 Therefore, the Company's securities are scheduled for delisting, effective with the close of business on March 16, 1998. However, the Company may request a temporary exception to the new requirements by sending a hearing request, prior to the close of business on March 13, 1998. The request, which will stay the delisting, must be sent to the attention of: Listing
Qualifications Hearings Department, The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, DC 20006-1500.

Because the Company is subject to delisting based solely on the implementation of the new listing criteria, it will have two options with respect to its request for review:

o The Company may elect to receive an expedited, written hearing at no prejudice to its rights for further review under Rule 4800. There is no charge for this hearing. If the Company elects to pursue this option, it must make a written submission supporting the argument in favor of an exception. This submission must be received in our offices by March 27, 1998. The submission must be limited to 10 standard one-sized, pages, excluding financial statements and public filings; or

o The Company may elect to appeal the delisting decision, pursuant to Marketplace Rule 4800 series, and pay $2,300 for an in-person oral hearing or $1,400 for a written hearing. This request must be received in our offices by March 13, 1998.

Mr. L. Wayne Kiley
February 26, 1998
Page 2


The Company is urged to provide any relevant documentation to support its argument in favor of an exception, including, but not limited to, financial projections, agreements, offering circulars, letters of intent, contracts and schedules. Based on the review, a determination will be made as to whether the Company may continue to be listed on The Nasdaq Stock MarketSM..

If you have any questions concerning the compliance issues discussed above, please contact me at 202-496-2624.

Sincerely,



Leslie A. Bosch
Listing Analyst
Listing Qualifications

                            NASDAQ SMALLCAP MARKET
                             MAINTENANCE STANDARDS
                               REVIEW WORKSHEET

The  following  table  identifies  the  SmallCap  maintenance  standards.   Each
incidence of non-compliance is denoted with an "X".

COMPANY NAME:  Computer Marketplace, Inc.                          MKPL
                                      Maintenance
    Standards                          Standard
Net Tangible Assets 1,2                $2 Million                    X
                                           or
Market Capitalization                  $35 Million
                                           or
Net Income (2 of last 3 years)          $500,000
Market Place Rule: 4310(c)(02)

Public Float (shares3                    500,000
Market Place Rule: 4310(c)(07)

Market Value of Public Float           $1 Million
Market Place Rule: 4310(c)(07)

Minimum Bid Price                          $1
Market Place Rule: 4310(c)(04)

Shareholders (round lot holders)4          300
Market Place Rule: 4310(c)(06)

Market Makers                               2
Market Place Rule: 4310(c)(01)

Independent Directors
Market Place Rule: 4310(c)(25)(B)           2

Independent Audit Committee
Market Place Rule: 4310(c)(25)(C)          Yes

Qualifications Analysis Bosch
---------------------------------

1 Net tangible assets means total assets (excluding goodwill) minus total liabilities

2. A company must satisfy one of the following standards to be in compliance: market capitalization standard OR total assets requirement OR net income standard.

3. Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10 percent of the total shares outstanding.

4.   Round lot holders are considered holders of 100 shares or more.